EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Americas Gold and Silver Corporation (the “Company”) of our report dated March 30, 2026 relating to the consolidated financial statements of the Company, which appears in Exhibit 99.2 to the Company’s Annual Report on  Form 40-F/A (Amendment No. 2) for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

April 2, 2026